UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2015

Icagen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54748	20-0982060
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4222 Emperor Blvd., Suite 350 Research Triangle Park, Durham, NC 27703
(Address of principal executive offices) (zip code)

(919) 941-5206
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Company’s 2015 Stock Incentive Plan

On December 24, 2015, a majority of the stockholders of Icagen, Inc. (the “Company”) approved the Icagen, Inc. 2015 Stock Incentive Plan (the “2015 Stock Incentive Plan”), which would allow the Company to grant awards of up to 800,000 shares of the Company’s common stock under the 2015 Stock Incentive Plan. The adoption of the 2015 Stock Incentive Plan will become effective 20 days after delivery of the Company’s definitive Information Statement on Schedule 14C. A description of the 2015 Stock Incentive Plan is set forth in the Company’s preliminary Information Statement on Schedule 14C, dated December 24, 2015 (the “Information Statement”), in the section entitled “Proposal,” which is incorporated herein by reference. The description of the 2015 Stock Incentive Plan is qualified in its entirety by reference to the full text of the 2015 Stock Incentive Plan, a copy of which is attached to the Information Statement as Exhibit B.

Form of Stock Option Agreement

In addition, the Company hereby files as an exhibit hereto the form of agreement to be used to evidence the issuance by the Company of incentive stock options and/or nonstatutory stock options (the “Form of Stock Option Agreement”) under the 2015 Stock Incentive Plan.

The foregoing summary description of the 2015 Stock Incentive Plan and the Form of Stock Option Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of such documents that are included as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

         (d) Exhibits.

Exhibit Number	Description

10.1	Icagen, Inc. 2015 Stock Incentive Plan (incorporated by reference to Exhibit B to the Preliminary Information Statement on Schedule 14C filed with the Securities and Exchange Commission on December 24, 2015)

10.2	Icagen, Inc. Stock Option Agreement under the 2015 Stock Incentive Plan, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2015	ICAGEN, INC.

	By:	/s/ Mark Korb
	Name:	Mark Korb
	Title:	Chief Financial Officer

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